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                                  EXHIBIT 11.1

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE,
                      BASIC AND DILUTED EARNINGS PER SHARE


                   ($ in thousands, except per share amounts)




                                                                               For the Year Ended
                                                                                December 31,2000
                                                                              ---------------------
Net loss                                                                            $40,190

Net loss per common share from continuing operations-Basic (1)                       $2.27
Net loss per common share from discontinued operations-Basic (1)                     $0.12

Net loss per common share from continuing operations-Diluted (1)                     $2.27
Net loss per common share from discontinued operations- Diluted (1)                  $0.12



(1) The number of common shares used to compute the net income per share above was 17,727,445 for the year ended December 31, 2000.